CUSTODIAN AGREEMENT


     THIS AGREEMENT is made as of the 23rd day of November, 1993, between NICHOLAS EQUITY INCOME FUND, INC., a Maryland corporation
(the  "Fund"), and FIRSTAR TRUST COMPANY, a Wisconsin corporation
(the "Custodian").



                      W I T N E S S E T H:


     WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement and the Custodian desires to hold and administer such securities and cash.

      NOW, THEREAFTER, in consideration of the mutual agreements herein made, the Fund and the Custodian agree as follows:

      Section 1.  Appointment and Acceptance of Custodian.
                  ---------------------------------------

      The Fund hereby constitutes and appoints the Custodian as custodian of all of its securities and cash and the Custodian hereby accepts such appointment. The Fund will promptly deliver to the Custodian all securities and cash now owned by it and hereafter from time to time conveyed into its possession.

      Section  2.   Definitions; Names, Titles and Signatures  of
                    ---------------------------------------------
                    Fund's Officers.
                    ---------------

      The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets.

      The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by either any two of the President, an Executive Vice
President, a Senior Vice President, a Vice President, the Secretary and the Treasurer of the Fund, or any one of the foregoing officers and one of the Fund's directors or the Fund's counsel.

      The President or an Executive Vice President, Senior Vice President, Vice President, Secretary or Assistant Secretary of the Fund will certify to the Custodian the names and signatures of those persons authorized to sign the officers' certificates described in this Section 2 and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

      Section 3.  Receipt and Disbursement of Money.
                  ---------------------------------

      The Custodian shall hold in a separate account or accounts, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, in the name of the Fund subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, all cash received by it from or for the account of the Fund. The Custodian shall credit to such account or accounts of the Fund all cash received by it for the account of the Fund, allocated into such principal and interest accounts as the Fund shall direct. Upon receipt of an officers' certificate from the Fund, the Custodian may open and maintain an additional account or accounts in such other banks or trust companies as may be designated in such officers' certificate, such accounts, however, to be in the name of the Custodian and subject only to its draft or order.

      The Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

                     (a)  for the purchase of securities for  the
               portfolio of the Fund upon the delivery of such securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Section 7 hereof or in proper form for transfer;

                    (b) for the purchase or redemption of shares of Common Stock of the Fund upon delivery thereof to the Custodian;

                     (c)  for the payment of interest, dividends,
               capital gains (if any), taxes, management or supervisory fees or operating expenses (including, without limitation, fees for legal, accounting, auditing, custodian, dividend disbursement and transfer agent services);

                     (d)   for  payments in connection  with  the
               conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to the Custodian; or

                    (e)  for other proper corporate purposes.

     Except as provided below, before making any such payment the Custodian shall receive (and may rely upon) either an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c) or (d) above, or, in respect of item (e), an officers' certificate and a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary specifying the amount of such payment setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

      An officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument if any one of the Fund's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

      The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

      Section 4.  Receipt of Securities.
                  ---------------------

      The Custodian shall deposit and hold in a separate account and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from and for the account of the Fund. The Custodian, by book entry or otherwise, shall identify as belonging to the Fund a quantity of securities in a fungible bulk of securities registered in the name of the Custodian or its nominee or shown in the Custodian's book entry system. All such securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Section 5 of this Agreement.

      Section  5.   Transfer,  Exchange,  Redelivery,  etc.   of
                    --------------------------------------------
                    Securities.
                    ----------

      The Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement.
The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

                     (a)   for sales of such securities  for  the
               account of the Fund upon receipt by the Custodian of payment therefor;

                     (b)   when   such   securities  are  called,
               redeemed or retired or otherwise become payable;

                     (c)   for examination by any broker  selling
               any such securities in accordance with "street delivery" customs;

                     (d)  in exchange for or upon conversion into
               other securities alone or other securities and cash whether pursuant to any plan of liquidation,
               refinancing,         merger,        consolidation,
               reorganization, recapitalization, readjustment, or otherwise;

                     (e)   upon  conversion  of  such  securities
               pursuant to their terms into other securities;

                     (f)  upon exercise of subscription, purchase
               or   other  similar  rights  represented  by  such
               securities;

                     (g)   for the purpose of exchanging  interim
               receipts or temporary securities for definitive securities;

                     (h)   for the purpose of redeeming  in  kind
               shares of capital stock of the Fund upon delivery thereof to the Custodian; or

                     (i)  for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (b),
(d), (e), (f) and (g), securities or cash receivable in exchange therefor shall be deliverable to the Custodian. Before making any such transfer, exchange or delivery the Custodian shall receive (and may rely upon) either an officers' certificate requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (a), (b),
(c), (d), (e), (f), (g) or (h) of this Section 5 or, in respect of item (i), an officers' certificate and a copy of a resolution of the Board of Directors certified by its Secretary or an Assistant Secretary specifying the securities to be transferred, exchanged or delivered setting forth the purpose for which such transfer, exchange or delivery is to be made, declaring such purpose to be a proper corporate purpose and naming the person or persons to whom such transfer, exchange or delivery of such securities is to be made. An officers' certificate need not precede such transfer, exchange or delivery of securities if any one of the Fund's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

      Section 6.  Custodian's Acts Without Instructions.
                  -------------------------------------

      Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall:

                     (a)   present  for payment all  coupons  and
               other items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

                     (b)   collect all income, profits, earnings,
               dividends, rights, interest and other distributions and collect all payments on account of principal or securities sold, due, exchanged or called for redemption;

                     (c)   hold  for  the  account  of  the  Fund
               hereunder all stock dividends, rights and similar securities issued with respect to any security held by it hereunder;

                     (d)   surrender securities in temporary form
               for definitive securities; and

                     (e)   execute as agent on behalf of the Fund
               all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

      Section 7.  Registration of Securities.
                  --------------------------

      Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

      The Fund shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

      Section  8.  Deposit of Portfolio Securities in Book  Entry
                   ----------------------------------------------
                   Systems.
                   -------

      The Custodian may deposit all or any part of the securities held by it under this Agreement and eligible therefor in the Federal book entry system or any clearing agency acting as a securities depository ("Depository System") covered by Rule 17f-4(b) under the Investment Company Act of 1940, as amended (the "1940 Act"). In the case of the Federal book entry system, the Custodian may deposit such securities through an agent which is qualified to act as a custodian for investment companies under the 1940 Act. Any such deposits must be made in compliance with the following:

                    (a) the Custodian and its agent shall comply in all respects with clauses (d)(1) through (d)(4) of Rule 17f-4 under the 1940 Act;

                     (b)  all books and records maintained by the
               Custodian and its agent which relate to the Fund's participation in such Depository Systems will at all times during regular business hours be open to inspection by the Fund's duly authorized officers, employees, agents and auditors, and the Fund will be furnished with all the information in respect of the services rendered to it as it may require;

                     (c)   in  connection with the  use  of  such
               Depository Systems, the Custodian will be liable to the Fund for any losses or damages relating to the failure to effectively enforce such rights as may exist against such Depository Systems;

                    (d) payment for securities purchased for the account of the Fund shall be made only upon:

                               (i)   receipt of advice  from  the
                    Depository System that such purchased securities have been transferred to the account (the "Customer Only Account") contemplated by clause (d)(2) of Rule 17f-4 under the 1940 Act; and

                               (ii) the making of an entry on the
                    records of the Custodian to reflect such payment and transfer for the account of the Fund; and

                     (e)   transfer of securities  sold  for  the
               account of the Fund shall be made only upon:

                               (i)   receipt of advice  from  the
                    Depository  System  that  payment  for   such
                    securities  have  been  transferred  to   the
                    Customer Only Account; and

                               (ii) the making of an entry on the
                    records of the Custodian to reflect such transfer of sold securities and transfer of payment for the account of the Fund.


     Section 9.  Voting and Other Action.
                 -----------------------

     Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. The Custodian shall deliver, or cause to be executed and delivered to the Fund, all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

      Section 10.  Transfer Tax and Other Disbursements.
                   ------------------------------------

      The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

     The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

     Section 11.  Concerning Custodian.
                  --------------------

     The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing between the Custodian and the Fund, such compensation shall be as set forth in Exhibit A attached hereto.

      The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including legal counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

      Section 12.  Reports by Custodian.
                   --------------------

      The Custodian shall furnish the Fund with the following written reports or advices:

                     (a)   daily advices or confirmations showing
               all securities purchased and prices paid therefor, securities sold and prices received therefor and all other transactions affecting securities held for the account of the Fund;

                    (b) daily statements setting forth a summary of all transactions made or which took place with respect to the account of the Fund;

                     (c)   promptly, all reports it receives from
               the appropriate Federal Reserve Bank or clearing agency, any other regulatory authority, or independent auditors on its respective system of internal accounting control; and

                     (d)  all reports reasonably requested by the
               Fund from time to time relating to the Custodian's or its agent's own system of internal accounting control.

      The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Fund.

      Section 13.  Termination or Assignment.
                   -------------------------

      This Agreement may be terminated by the Fund, or by the Custodian, on 60 days' notice, given in writing and sent by certified mail to the Custodian at 615 East Michigan Avenue, Milwaukee, Wisconsin 53202, or to the Fund at 700 North Water Street, Milwaukee, Wisconsin 53202, as the case may be. The notice to the Custodian shall be given pursuant to a resolution adopted by the Board of Directors of the Fund. Upon termination of this Agreement, the Custodian shall deliver to the successor custodian of the Fund designated in a certified copy of a resolution of the Board of Directors of the Fund filed with the Custodian all cash, securities and related instruments held by the Custodian. Any securities registered in the name of the Custodian or its nominee shall be endorsed in form for transfer. The Fund agrees to name such successor custodian within 60 days after the written notice of termination of this Agreement is received or delivered by it.

      This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

      Executed in several counterparts, each of which is an original.


                              FIRSTAR TRUST COMPANY



                              By: /s/ James C. Tyler
                                 --------------------------------
                                  Authorized Officer



                              Attest:  /s/ Andrea Lydolph
                                      ---------------------------
                                       Assistant Secretary

                              NICHOLAS EQUITY INCOME FUND, INC.



                              By: /s/ Albert O. Nicholas
                                  -------------------------------
                                  Albert O. Nicholas, President



                              Attest: /s/ Thomas J. Saeger
                                      ---------------------------
                                       Thomas J. Saeger,
                                        Executive Vice President
                                         and Secretary

FIRSTAR TRUST COMPANY

To:     Tom Saeger

From:   Jim Tyler

Date:   December 24, 1997

Re:     Nicholas Fund Fees For Calendar Years 1998 through 2000

TRANSFER AGENT FEES

                        Current
                        1997    1998    1999    2000
                        ----    ----    ----    ----
First 20,000           $13.40  $14.00  $14.20  $14.40
Next 40,000             12.65   13.25   13.45   13.65
Next 40,000             12.15   12.75   12.95   13.15
100,000 to 275,000      11.90   12.50   12.70   12.90
Over 275,000            10.00   10.60   10.80   11.00
Money Market Fund       14.40   15.00   15.20   15.40

Closed Accounts Billed @ $6.00 per account

CUSTODIAN FEES:

MARKET VALUE BASED FEE:

First 7 Billion: 1/2 Basis Point or (.00005)

Excess over 7 Billion: 4/10 Basis Point or (.00004)

TRANSACTION BASED FEES:

DTC/Fed Book Entry Transactions: The fees for the first 6,000 trades per year will be waived, we will charge $6.00 for these trades thereafter.

Physical Delivery trades will be charged @ $12.00 per trade.
There will be no fees for commercial paper or demand note transactions.